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                         SURGICAL SAFETY PRODUCTS, INC.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                       1

SOURCE: Surgical Safety Products, Inc. (OTCBB:SSPD).

Surgical Safety Products, Inc.
Announces Change of Meeting Date

BRADENTON, FL - May 15, 2003 - Surgical Safety Products, Inc. (OTCBB:SSPD) today announced that the Special  Meeting of its  stockholders  called to consider the merger of the company with its wholly owned Nevada  subsidiary,  Power3 Medical,
Inc.,  has been again  postponed  until June 20, 2003.  Tim Novak,  Chairman and
Chief Executive  Officer of Surgical Safety Products said, "We originally called the  Special  Meeting  for May 9,  2003 and filed  our  Preliminary  Information
Statement with the Securities and Exchange Commission on April 7, 2003. Based on
the comments  received from the SEC to our previous  filing,  we have determined that it would be in the best  interests  of the  stockholders  to  postpone  the
Special  Meeting until June 20, 2003 to allow the orderly  mailing of the notice of the meeting.  We sincerely regret any inconvenience that this development may have on our stockholders that were planning to attend."

The Board of Directors of Surgical Safety Products, Inc. consists of Messrs. Tim
Novak  and R.  Paul  Gray.  Mr.  Novak is the  Chairman  of the  Board and Chief
Executive  Officer of Surgical Safety Products,  Inc. and owns 5,442,432 sharers
(10.7%) of the common stock and 1,330,000 shares (33%) of the Series A Preferred stock of the company. Mr. Gray is the Chief Financial Officer of Surgical Safety
Products,  Inc.  and owns  1,927,032  shares  (3.8%)  of the  common  stock  and
1,330,000 shares (33%) of the Series A Preferred stock of the company. The Board of Directors and senior executives of Surgical Safety Products,  Inc. (including
Messrs.  Novak  and Gray)  are not  seeking  proxies  from the  stockholders  in connection with the Special  Meeting.  Stockholders of Surgical Safety Products,
Inc. should read the Surgical Safety Products,  Inc. Information  Statement when it becomes available  because it contains  important  information  regarding the merger of the company with its wholly owned  subsidiary,  Power3  Medical,  Inc.
Stockholders may review the company's  Preliminary  Information  Statement,  its
Annual Report on Form 10-KSB and other  relevant  documents at the SEC's website
www.sec.gov.

Contact:

         Surgical Safety Products, Inc.
         Tim Novak
         (941) 360-3039